UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2017

ULURU Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-49670	41-2118656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4452 Beltway Drive
Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 905-5145

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on March 31, 2017 (the “Initial Report”), on February 27, 2017, ULURU Inc. (the “Company”) entered into a Note, Warrant and Preferred Stock Purchase Agreement (the “Purchase Agreement”) with Velocitas Partners, LLC (“Velocitas") and Velocitas I LLC (the “Purchaser”), an entity controlled by Velocitas, with respect to an aggregate financing of up to $6,000,000.

As previously reported, at the first closing, which occurred on February 27, 2017, Velocitas purchased at face value of a $500,000 Secured Convertible Promissory Note (the “Initial Note”). The Initial Note is secured by all of the assets of the Company and its subsidiaries pursuant to a Security Agreement executed at the initial closing.

The second closing, which occurred on March 31, 2017, included, (a) the purchase by Velocitas at face value of an additional $500,000 Secured Convertible Note (the “Second Note”), and (b) the purchase by the Purchaser of 1,250 shares of Series B Convertible Preferred Stock (“Series B Preferred Stock”) at a purchase price of $4,000 per share, for gross proceeds of $5,000,000.  The as-converted-to-common-stock purchase price for the Series B Preferred Stock is $0.04 per share.   The Second Note accrues interest at 12.5% per annum and has a term of two years (subject to acceleration under certain circumstances).  The Second Note is convertible into shares of common stock at a conversion price of $0.04 per share, subject to equitable adjustments, and is secured by the Security Agreement referenced in and filed with the Initial Report.  The terms of the Series B Preferred Stock are described under Item 5.03 below.

As a condition to the second closing, the Company issued to Velocitas at the second closing a warrant to purchase up to 57,055,057 shares of common stock (the “Warrant”).  The Warrant has an exercise price of $0.04 per share, a 10-year term and is subject to cashless exercise. In addition, at the second closing, the Company acquired the Altrazeal® distributor agreements that Velocitas has with its sub-distributors in exchange for the issuance of 13,375,000 shares of common stock (the “Assignment Shares”).

At the second closing, the Voting Agreement and the Investor Rights Agreement summarized in and filed with the Initial Report were joined by the Purchaser and became effective.

The foregoing summary of the principal terms of certain agreements and instruments is not complete and is qualified in its entirety by the actual terms and conditions of that agreement or instrument, a copy of which the Company filed with the Initial Report or is filing herewith.  The representations, warranties, and other terms contained in the Purchase Agreement and other agreements were made solely for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations and exceptions agreed upon by the contracting parties.  The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to such agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.02 with respect to the Second Note and the Security Agreement is incorporated herein by this reference.

Item 3.02	Unregistered Sale of Equity Securities.

The Initial Note, the Second Note, the Series B Preferred Stock, the Warrant, the shares of common stock issuable upon exercise or conversion or exercise of the Series B Preferred Stock or the Warrant and the Assignment Shares are being issued in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Regulation D promulgated thereunder, based upon the following: (a) each investor has confirmed it is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the Investors were provided with certain disclosure materials and all other information requested with respect to the Company; (d) the Investors acknowledged that the securities being purchased were “restricted securities” for purposes of the Securities Act and agreed to transfer the underlying securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; (e) a Form D is being filed with the Commission; and (f) the Shares are subject to restrictions on transfer, except to the extent that such shares may immediately be resold pursuant to an effective registration statement or Rule 144 under the Securities Act.

Item 5.01	Changes in Control of Registrant.

As a result of the transactions described in this Current Report and the Initial Report, a change of control of the Company has occurred.  For a total investment of $6,000,000 ($1,000,000 by Velocitas and $5,000,000 by the Purchaser, which is controlled by Velocitas) plus the assignment of certain sub-distributor agreements (valued at $535,000), Velocitas and the Purchaser collectively have the right to vote on an as-converted-to-common-stock basis 163,375,000 shares of common stock with respect to the election of directors and other matters, representing 72.2% of the 226,349,431 shares eligible to vote with respect to the election of directors and other matters.  On an beneficial ownership basis, assuming the conversion or exercise of all rights to acquire common stock exercisable within 60 days of the date of this report, Velocitas and the Purchaser collectively beneficially own 220,430,057 shares of common stock, representing 71.1% of the 310,162,451 shares that would be outstanding if Purchaser had the exercised all conversion and exercise rights exercisable within 60 days.   The source of proceeds used to acquire control was working capital of Velocitas and equity contributions received by the Purchaser from affiliated and unaffiliated parties.

As described in the Initial Report, the Company, Velocitas, the Purchaser and certain affiliates of Bradley J. Sacks, a director of the Company, signed a Voting Agreement pursuant to which the parties agreed to set the size of the Board of Directors at six directors, and agreed to vote for the election to the Board of Directors of four persons designated by Velocitas (initially to be Anish Shah, Oksana Tiedt, Vaidehi Shah and Arindam Bose), one director designated by Bradley J. Sacks and one additional director designated by a major investor or by the Board of Directors.  In addition, the parties to the voting agreement have agreed to vote in favor of a proposal to amend the Company’s articles of incorporation to increase the authorized shares as required to permit the conversion of the Series B Preferred Stock.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As required by the Purchase Agreement, at the second closing, the Company has appointed Mr. Anish Shah and Ms. Oksana Tiedt to join the Company and to serve as part of the Company’s executive management team and together with Mr. Arindam Bose to also join the Company’s Board of Directors.  Each of Anish Shah, Oksana Tiedt, and Arindam Bose are affiliates of Velocitas and were appointed pursuant to the Voting Agreement described in Item 5.01 above.

Concurrent with the second closing and as a condition of the Financing, the Company received resignation notices from Robert F. Goldrich and Terrance K. Wallberg, each being a member of the Company’s Board of Directors.  Mr. Wallberg will continue to serve as the Company’s Vice President, Chief Financial Officer, Secretary, and Treasurer.

At the second closing, Mr. Bradley J. Sacks also stepped down as Chairman of the Board of Directors and Ms. Vaidehi Shah, the Company’s Chief Executive Officer and Director, assumed such duties.  Mr. Sacks will continue to serve as a Director of the Company.

Biographies for each of Mr. Shah, Ms. Tiedt, and Mr. Bose are as follows:

Mr. Anish Shah

Mr. Anish Shah is a serial entrepreneur, with over twenty-five years of experience in senior management positions in diverse industry sectors.  Mr. Shah is also a co-founder and partner of Velocitas Partners LLC, an asset management firm that invests in innovative healthcare companies.

Prior to joining ULURU Inc., Mr. Shah served as the Director of International Expansion at SPPL Group, a generic drugs manufacturer with two manufacturing facilities with over 400 products.  Under his supervision, SPPL became an international, financially regulated export institution with a sale network in over twenty countries in Africa and Latin America.  Prior to that, he served in senior management capacities providing support in various functional areas to a number of other small and medium sized companies including PCI and Shreeram Group of Companies.  Mr. Shah began his career at Arthur Anderson, after receiving his Bachelor of Commerce degree from Mumbai University and participating in the CFA and ICWA programs.

Ms. Oksana Tiedt

Ms. Oksana Tiedt has over fifteen years of experience in global private equity, fund of funds and investment banking in diverse industries. She is a co-founder and partner of Velocitas Partners LLC, an asset management company which invests in innovative medical technologies.

Prior to founding Velocitas Partners, LLC, Ms. Tiedt led Swift Capital’s European Private Equity Fund of Funds portfolio with over one billion Euros of assets under management.  Before that, she spent seven years at Bain Capital, a global investment firm managing over $65 billion in assets. Based at Bain Capital’s offices in Munich and London, Ms. Tiedt originated and executed leveraged buyout transactions.  During this time, she also served as a Director and Strategic and Financial Advisor for two private companies.  Ms. Tiedt has also worked at Goldman Sachs's mergers and acquisitions group, Nissho Iwai Trading Company and at the National Defense University.  Ms. Tiedt received her MA in International Economics and International Relations with a focus on Japan Studies from the Johns Hopkins University School of Advanced International Studies (SAIS) and completed her BA in Economics and Asian Studies from Willamette University.

Mr. Arindam Bose

Mr. Arindam Bose brings over fifteen years of experience in capital raising, private equity, wealth management and client relationship management.  He is a co-founder and partner of Velocitas Partners LLC, an investment management company which invests in innovative medical technologies. As head of Etihad financial advisors, an Emirates Securities and Commodities Authority licensed financial advisory firm, Mr. Bose has developed deep networks in the MENA region.

Previously, Mr. Bose was a Partner at Al Masah Capital, a UAE based investment fund with over one billion dollars under management. Before that, Arindam was a Director in the Global Banking and Markets Group at Royal Bank of Scotland, where he was responsible for originating and managing transactions for its investment banking business. His previous roles have included International Private banking at Coutts & Company, The National Investor and Government of Dubai and the World Bank Group.  Mr. Bose is a member of the Board of Directors of AB Holdings; a family owned investment company, and General Stores and Enginnering Private Ltd, a leader in railway brake systems and pantographs. He completed his executive training at Manchester University and received his Bachelors in Engineering from Barkatullah Vishwavidyalaya.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of March 28, 2017, the Company filed a Certificate of Designation with the Secretary of State of the State of Nevada creating the Series B Preferred Stock.  The Series B Preferred Stock (a) votes together with the common stock as a single class (subject to standard protective provisions for the Series B Preferred Stock), (b) has the same dividend rights as the Common Stock, (c) has a liquidation preference equal to the greater of its purchase price and its as converted-to-common-stock value, and (d) automatically converts into common stock if the number of authorized shares of common stock is increased within 190 days of the second closing as necessary to permit all outstanding convertible or exercisable securities (including the Series B Preferred Stock) to convert to common stock.

The foregoing summary of the principal terms of the Certificate of Designation creating the Series B Preferred Stock is not complete and is qualified in its entirety by the actual terms and conditions of the Certificate of Designation, a copy of which the Company filed with the Initial Report or is filing herewith.

Item 7.01	Regulation FD Disclosure.

On March 31, 2017, the Company issued a press release announcing the execution of the second closing under the Note, Warrant and Preferred Stock Purchase Agreement.  A copy of the press release is attached hereto as Exhibit 99.1.

The information set forth in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of the Series B Preferred Stock
4.1	Series 2017-1 Warrant to Purchase Common Stock
10.2	Secured Convertible Promissory Note, dated March 31, 2017 in favor of Velocitas Partners, LLC
99.1	Press Release, dated April 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULURU Inc.

Date: April 3, 2017	By:	/s/ Terrance K. Wallberg
Terrance K. Wallberg
Vice President and Chief Financial Officer